Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Spectaire Holdings Inc. on Form S-8 of our report dated March 14, 2023, except for Notes 1 and 13 as to which the date is May 8, 2023, which includes an explanatory paragraph as to Spectaire Inc.’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Spectaire Inc. and subsidiary as of December 31, 2022 and 2021 and for the years then ended.

Melville, NY

February 27, 2024

An Independent Member of Urbach Hacker Young International